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                                                  EXHIBIT 99.3


              TEXT OF FIRST PARAGRAPH OF SECTION 1.5 OF THE BY-LAWS
                OF THE COMPANY AS AMENDED AS OF FEBRUARY 21, 1995


          SECTION 1.5 VOTING. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Any corporate action (other than the election of directors or the ratification of the appointment of auditors) which is to be taken by vote of stockholders at a meeting shall be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereon, unless (i) the holders of at least 62.5% of the then outstanding Warrants and SARs (as defined in the Letter Agreement, dated December 18, 1994, among the Corporation, Whitehall Street Real Estate Limited Partnership V and Goldman, Sachs & Co. (the "Letter Agreement")) have not approved or been deemed to have approved such action in accordance with the procedures set forth in the Letter Agreement, in which case such corporation action shall require the affirmative vote of not less than 62.5% of the then outstanding voting power of the Corporation or (ii) a different vote is required by law or the Corporation's Certificate of Incorporation.